                                                               Exhibit 10(ii)d 2


                          NEWCOURT LEASING CORPORATION

THIS GUARANTEE is dated as of July 17, 2000 and is GIVEN BY MAIL.COM

(1) THE GUARANTORS, details of whom are set out in the Schedule hereto, (individually a "Guarantor" and together the "Guarantors")

TO

(2) NEWCOURT LEASING CORPORATION of 2103, China World Tower, China World Trade Center No.1 Jianguomenwai Avenue, 100004. (the "Company")

WHEREAS:

(A) The Company, at the request of the Guarantors has made available or is about to make available or grant and may from time to time in the future grant or make available, credit facilities, advances or other financial accommodation to Huelink Information (Tianjin) Co., Limited. a China corporation having its principal place of business at Room 708 Union Plaza, 20 Chaoyang Men Wai Avenue, Beijing 100020, China. (the "Customer")

         It is a condition of the Company making available or granting, and agreeing to consider making available or granting in the future, such facilities and financial accommodation to the Customer that the Guarantors in each case guarantee the obligations of the Customer thereunder as hereinafter set out.

NOW IT IS HEREBY AGREED as follows:-

1. The Guarantors hereby jointly and severally represent and warrant to the Company that:-

       (a) the Guarantors have the necessary capacity to give this Guarantee and to perform and observe their obligations contained herein, This Guarantee, as executed and delivered, constitutes legal, valid and binding obligations respectively of each of the Guarantors enforceable in accordance with its terms;

       (b) the execution and delivery of, and the performance of the provisions of, this Guarantee by the Guarantors does not, and will not during the continuance of this Guarantee, contravene (i) any existing applicable law, ordinance, regulation, decree or permit, or any order, judgement, decree or award of any court or any judicial, administrative or governmental authority, department or agency presently in effect and applicable to the Guarantors (or any of them) or any of the Guarantors' respective assets, or (ii) any contractual restriction binding on the Guarantors or any of the Guarantors' respective assets;

       (c) there are no proceedings pending before any court, government agency or administrative body against or threatened against the Guarantors or any of the Guarantors' respective assets which if adversely determined could or might result in any material adverse change in the business or condition (financial or otherwise) of the Guarantors (or any of them) or the ability of the Guarantors (or any of them) to pay, if due, any sums required by the terms and conditions of this Guarantee;

       (d) the respective obligations of the Guarantors under this Guarantee are direct, general and unconditional obligations of the Guarantors and rank at least pan passu with all Guarantors' respective other present and future unsecured and unsubordinated indebtedness and other obligations (including contingent obligations) with the exception of indebtedness and other such obligations mandatorily preferred by law and not by contract;

       (e) none of the Guarantors are in material default under any statutory or other requirements applicable respectively to them or under any covenant, deed, licence or other instrument or any agreement or other contractual arrangement to which the Guarantors (or any of them) respectively are a party or by which the Guarantors (or any of them) may be bound nor in respect of any financial or other commitment or obligation;

       (f) the information contained in all accounts, certificates, schedules or other documents supplied to the Company relating to the Guarantors is true and accurate in all respects, and the opinions and forecasts expressed therein (if any) are honestly held and have been made on a reasonable basis, and there are no material facts relating respectively to the Guarantors, which could or might affect the willingness of a reasonable party to rely on a guarantee from the Guarantors in terms similar to the terms of this Guarantee, which have not been disclosed to the Company.

2. The Guarantors jointly and severally undertake with the Company that the Guarantors will:-

       (a) promptly inform the Company of the occurrence of any event of which the Guarantors (or any of them) becomes aware which, in the Guarantors (Or any of their) reasonable opinion, might adversely affect, the ability of the Customer to punctually pay to the Company on the respective due dates, all moneys which are now or may hereafter be or become due by the Customer to the Company in respect of the said facilities, or, the ability of the Guarantors (Or any of them) fully to perform their obligations under this
              Guarantee: and

       (b) endeavour to obtain or cause to be obtained every consent and approval and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable for the continued due performance of all the Guarantors' respective obligations hereunder.

3.01 In consideration of the Company at the request of the Guarantors, granting or continuing to make available credit facilities advances or other financial accommodation, for as long as the Company may think fit to the Customer, the Guarantors, as primary obligors and not merely as sureties, hereby irrevocably and unconditionally jointly and severally guarantee the punctual payment to the Company, on the respective due dates, of all moneys (whether principal, interest or otherwise) which are now or may at any time hereafter be or become from time to time due or owing to the Company by the Customer in respect of the Master Lease Agreement between Customer and the Company, not to exceed US$ 1,000,000 (collectively all liabilities and obligations in respect of the Master Lease Agreement, subject to such US$ 1,000,000 limitatation, being referred to herein as the "Guaranteed Obligations") together with all the Company's costs and expenses (including legal expenses) incurred in relation to the Customer or in connection with the negotiation, preparation, execution and enforcement of this Guarantee and the Guarantors further irrevocably and unconditionally jointly and severally guarantee the due and punctual performance and observance by the Customer of all the Guaranteed Obligations.

3.02 The Guarantors hereby jointly and severally undertake that, upon default by the Customer in the observance or performance of any covenants or obligations in respect of the Guaranteed Obligations or in the payment when due (whether at the stated maturity, by acceleration or otherwise) of any of the Guaranteed Obligations, the Guarantors shall, upon first demand, cause forthwith to be remedied any default in respect of such covenants or obligations and shall pay or cause to be paid immediately each and every such amount, at the place, in the funds and currency and in the manner required of the Customer in respect of the said facilities and without any withholding or deduction whatsoever. The Guarantors agree that no time for limitation of liability in respect of this Guarantee shall begin to run in favour of the Guarantors unless and until the Company have made demand on the Guarantors (or any of them). and if more than one demand is made, then only from the date and to the extent of each demand respectively.

3.03 The Guarantors hereby jointly and severally agree to pay interest, from the date of demand until payment, on the Guaranteed Obligations (both before and after judgement) at such rate and on such terms as may from time to time be payable by the Customer in respect of the said facilities or would have been payable by the Customer in respect thereof, but for the liquidation, winding-up or other incapacity of the Customer, or any arrangement or composition with the Customer's creditors or any proceedings in or analogous to bankruptcy, liquidation or winding-up.

4. Any statement of account of the Customer signed as correct by any of the Company's duly authorised officers shall (save in the case of manifest error) be conclusive evidence as against the Guarantors of the amount owing by the Customer to the Company in respect of the said facilities.

5. This Guarantee shall be a continuing security and shall remain in full force and effect so long as any of the Guaranteed Obligations remain owing or any of the Guaranteed Obligations remains to be performed by the Customer, notwithstanding the death, bankruptcy, liquidation, winding-up, incapacity or any change in the constitution of the Customer and/or the Guarantors (or any of them), as the case may be, or the Company's receipt of notice of any such occurrence or any settlement of account or other matter whatsoever.

6. This Guarantee shall be in addition to and shall not in any way be prejudiced or affected by any other guarantee, indemnity, assurance, pledge, lien, bill, note, mortgage, charge, debenture, security now or at any time hereafter in force in respect of any moneys owing or any obligation to be performed by the Customer in respect of the the Guaranteed Obligations and the Company shall not be obliged to take any action, exercise any right or power or claim any remedy now or hereafter available to the Company against the Customer or against any other person in respect of any other documents executed by such person and/or (as the case may be) the Guarantors (Or any of them) as security for the obligations of the Customer before enforcing its rights against the Guarantors under this Guarantee.

7.01 Should any purported obligation or liability of the Customer in respect of the Guaranteed Obligations which, if valid or enforceable or continuing, would be the subject of this Guarantee be or become wholly or in part invalid or unenforceable or terminated against the Customer on any ground whatsoever, including any defect in or insufficiency or want of powers of the Customer, or irregular or improper purported exercise thereof, or breach or want of authority by any person purporting to act on behalf of the Customer, or any legal limitation, disability, mental or other incapacity, or any other fact or circumstance, whether or not known to the Company., or if, for any other reason whatsoever, the Customer is not or ceases to be legally liable to discharge any of the Guaranteed Obligations, the Guarantors shall nevertheless be liable to the Company in respect of that obligation or liability or purported obligation or liability as if the same were wholly valid and enforceable and the Guarantors were the principal debtors or obligors in respect thereof. The Company is not to be concerned to see or enquire into the powers of the Customer or its officers, employees or agents purporting to act on behalf of the Customer.

7.02 The Guarantors shall not be exonerated, nor shall this Guarantee be in any way discharged or diminished or in any way affected by any act or omission or any other circumstances which, but for this provision. might operate to release or otherwise exonerate the Guarantors (or any of them) from the Guarantors' obligations hereunder or any other person from his obligations to the Company, including, without limitation, and whether or not known to the Guarantors (or any of them)

       (a) the existence of any defences, set-off or counterclaim which the Customer may have;

       (b) any time or indulgence or concession granted to, or composition with the Customer, the Guarantors (or any of them) or any other party to any other document executed in favour of, or indorsed or assigned to the Company as security for the obligations of the Customer in respect of the said facilities;

       (c) the variation, compromise realisation or release of. or refusal or neglect to perfect or enforce any guarantees, indemnities, assurance, pledges, liens, bills, notes. mortgages. charges, debentures, securities or any other rights, powers or remedies against the Customer, the Guarantors (or any of them) or any other party to any other document executed in favour of, or endorsed or assigned to the Company as security for the obligations of the Customer in respect of the said facilities;

       (d) the renewal, waiver, variation, termination or increase of any credit or facilities to, or the terms or conditions in respect of any transaction with the Customer in any manner whatsoever;

       (e) the making of any agreement with the Customer as to the application of any loans, advances or other financial accommodation made or granted to or to be made to or granted to or for the account of the Customer or the making of any other agreement with the Customer; or

       (f) the compounding with, discharge. release or variation of the liability of the Customer or the Guarantors (or any of them) or any other person, or the concurrence in accepting or varying any compromise, arrangement or settlement.

7.03 The Guarantors have not taken and until, all moneys, obligations and liabilities due owing or incurred by the Customer in respect of the said facilities shall have been paid or discharged in full, will not take any security or lien from the Customer or the Guarantors (or any of them) in respect of the granting of this Guarantee or for any liability or obligation whatsoever, and the Company's entitlement against the Customer and the Guarantors (or any of them) shall not be diminished by the existence of any such security or lien.

7.04 The Company may, at any time or times and notwithstanding the termination of this Guarantee, continue any credit with the Customer or grant any additional credit to the Customer, and no obligation or liability, actual or contingent, of the Guarantors (or any of them) shall in any manner be reduced or affected by any subsequent transaction with the Customer.

7.05 Any money received by virtue of or in connection with this Guarantee may be placed to the credit of a separate or suspense account for so long as the Company may determine with a view to preserving the rights of the Company to prove for the whole of its claims against the Customer or any other person liable, in the event of any proceedings in or analogous to bankruptcy, liquidation, winding-up, insolvency, composition or arrangement.

7.06 The Guarantors hereby jointly and severally irrevocably waive any right or power, which the Guarantors may have of appropriation in respect of any sum paid by the Guarantors by virtue of or in connection with this Guarantee.

7.07 Until all the moneys, obligations and liabilities referred to in Clause 3 have been paid, discharged and satisfied in full (which expression shall not include payment of a dividend in bankruptcy, liquidation or winding-up of less than 100 percent), the Guarantors jointly and severally waive all rights of subrogation and agree not to demand or accept repayment in whole or in part of any moneys, obligations or liabilities now or hereafter due to the Guarantors from the Customer, or to demand or accept any security in respect thereof, or to assign the same or charge the same as security, or to take any step to enforce any right against the Customer, or to claim any set-off or counterclaim against the Customer or to claim to prove in competition with the Company in the bankruptcy, liquidation or winding-up of, or have the benefit of any share in any payment or composition from, the Customer, any co-guarantor or any other person, or in any other guarantee or security now or hereafter held by the Company.

7.08 Any release, discharge or settlement between the Company and the Guarantors (Or any of them) shall be conditional upon no security, disposition or payment to the Company by the Customer the Guarantors (or any of them) or any other person in respect of the moneys hereby guaranteed being avoided or reduced or repaid pursuant to any provisions or enactment relating to bankruptcy, liquidation, winding-up, insolvency or circumstances analogous thereto and in the event that the Company becomes liable to repay any moneys paid to the Company hereunder or in respect of the said facilities or any other documents executed as security for the obligations of the Customer on the grounds of fraudulent preference or otherwise, the liability of the Guarantors (or any of them) hereunder shall be computed as if such moneys had never been paid to the Company and the Company shall be entitled to enforce this Guarantee and any security held for the liability of the Guarantors (or any of them) hereunder against the Guarantors (Or any of them) as if such release, discharge or settlement had not occurred.

7.09 The Company shall be entitled to retain any security held by it in respect of the liabilities of the Guarantors (or any of them) hereunder or the liability of the Customer in respect of the said facility for a period of 9 months after the payment. discharge or satisfaction of all moneys payable to the Company and all obligations to be performed in respect of the said facilities or in the event of the commencement of bankruptcy, insolvency, winding-up of the Customer or the bankruptcy or insolvency of the Guarantors (or any of them) prior to the termination of such period of 9 months for such further period as the Company may reasonably determine and to enforce such security subsequently as if such release, discharge or settlement had not occurred.

8.01 Upon and after a default by the Customer, the Guarantors hereby agree that the Company may, at anytime without notice, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of the Guarantor's then existing accounts (of any nature or description whatsoever and whether subject to notice or not), and set-off or transfer any sum standing to the credit of any one or more such accounts wheresoever situate in or towards satisfaction of any liabilities to the Company of the Guarantor under this Guarantee or on any other account, or in any other respect whatsoever, whether such liabilities be present or future, actual or contingent, primary or collateral, and several or joint and where such combination, set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the spot rate of exchange (as conclusively determined by the Company) prevailing on the date of the combination, set-off or transfer, in such foreign exchange market as the Company shall in its sole discretion select or in the event of such market then being closed, prevailing on the immediately preceding day such market was open.

8.02 Upon and after a default by the Customer, the Company is hereby authorised to exercise a lien over all the property of the Guarantors (or any of them) coming into its possession or control for any reason whatsoever, and whether or not in the ordinary course of business, with power for the Company to sell such property, if necessary, to satisfy any liabilities whatsoever of the Guarantors (or any of them) to the Company hereunder.

9.01 If, for the purpose of obtaining judgement in any court in any country, it becomes necessary under the laws of such country to convert into a currency ("the Judgement Currency") other than the currency in which the Guarantor's obligations under or pursuant to this Guarantee are expressed to be payable ("the Agreed Currency") an amount due in the Agreed Currency under or pursuant to this Guarantee, then the conversion shall be made, to the extent permitted by applicable law, in the Company's sole and absolute discretion at the Rate of Exchange (meaning the spot rate at which the Company is able, in accordance with its usual practice, to purchase the Agreed Currency on the relevant date with the Judgement Currency. including any premium and costs of exchange payable in connection with such purchase) prevailing either on the date of default or on the day before the day on which judgement is given ("the Conversion Date").

9.02 If there is a change in the Rate of Exchange prevailing between the Conversion Date and the date of payment of the amount due, the

Guarantors will pay such additional amounts (if any) as may be necessary to ensure that the amount paid in the Judgement Currency, when converted at the Rate of Exchange prevailing on the date of payment, will produce the amount then due under this Guarantee in the Agreed Currency to the intent that the obligations of the Guarantors to make payment in the Agreed Currency of any amounts due to the Company hereunder shall not be discharged or satisfied by any tender or any recovery pursuant to any judgement (whether or not made in accordance with Clause 9.01 or otherwise) which is expressed in or converted into any currency other than the Agreed Currency except to the extent that such tender or recovery shall result in the actual receipt by the Company at the place at which the Customer are required to pay the full amount of the Agreed Currency expressed to be payable in respect of the amounts due hereunder. Any amount due from the Guarantors (or any of them) under this Clause 9.02 shall be due as a separate debt and shall not be affected by judgement being obtained for any Other sum due under or in respect of this Guarantee.

10.01 No waiver of any of Company's rights or powers or any consent by the Company shall be valid unless signed by the Company in writing.

10.02 Time is of the essence of this Guarantee, but no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise or enforcement of any other right, power or privilege. The remedies provided herein are not intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by statute or otherwise.

11.01 The Guarantors shall not be entitled to any of the rights powers or remedies, legal or equitable, of a surety as regards the indebtedness, obligations or liabilities of any other of them until the Guaranteed Obligations are paid in full.

11.02 Each of the Guarantors agrees and consents to be bound by this Guarantee, notwithstanding that any others who were intended to sign or to be bound by this Guarantee may not do so or be effectively bound hereby, and notwithstanding that this Guarantee may be invalid or unenforceable against any one or more of the undersigned, whether or not the deficiency is known to the Company.

11.03 The Company shall be at liberty to release anyone or more of the Guarantors from this Guarantee, to compound with or otherwise vary or agree to vary the liability of, or to grant time or other indulgence to, or make other arrangements with, any one or more of the Guarantors, without prejudicing or affecting the Company's rights, powers and remedies against the other Guarantors,

12.01 This Guarantee shall be binding upon and ensure to the benefit of the Guarantors and the Company, and the Company's successors and assigns, and the personal representatives of the Guarantors provided that the Guarantors may not assign, without the Company's prior written consent any of the Guarantors' liabilities or obligations hereunder.

12.02 Any representations, warranties, undertakings and agreements on the part of the Guarantors hereunder shall survive the making of any assignment by the Company hereunder or under any other security documents held by the Company in respect of the obligations of the Customer in respect of the said facilities, the change in the name of the Company or its amalgamation with, or absorption by any other corporation.

12.03 If any assignment by the Company is made hereunder or in respect of the said facilities, the Company shall give prior notice in writing thereof, including the name and address of the assignee, to the Guarantors (but failure by the Company to do so, for any cause or reason whatsoever, shall not impair, prejudice or otherwise affect any of the obligations of the Guarantors hereunder or any of the Company's rights, remedies, powers or privileges hereunder).

1 3.   In this Guarantee-

       (a) the expression "this Guarantee" shall be construed as including and extending to any separate or independent stipulation or agreement herein contained and shall include any amendment hereto which is expressly agreed by the Company;

       (b) references to the Company shall include the Company's successors in title and/or assigns;

       (c) the expression "the Guarantor" and "the Guarantors" shall mean and include every person liable hereunder, or any one or more of them, and his/their respective personal representatives, and the committee, receiver or other person lawfully acting on behalf of every such person(s);

       (d) the expression "person" shall include persons. firms, companies. and any other incorporated or unincorporated body or association; and

       (e)    words importing the plural shall include the singular.

14.01 Every notice, request, demand. certificate or other communication under this Guarantee shall be in writing, but may be given or made by letter, telex, telegram or cable.

14.02 Every notice, request, demand certificate or other communication shall be sent, in the case of a letter, telegram or cable, to the Guarantors, at the Guarantors' respective addresses given above, or such other address of which the Guarantors may have previously given notice, and, in the case of a telex message, to any telex number which is published as belonging to the Guarantors or at the address given above, or such other address as aforesaid. Any notice sent by telegram, cable or telex shall be confirmed by letter posted or delivered as soon as practicable thereafter.

14.03 Every notice or demand shall except so far as otherwise expressly provided by this Guarantee, be deemed to have been received in the case of a cable, telegram or telex at the time of despatch thereof (provided that the date of despatch is a banking day in Hong Kong) and, in the case of a letter, on expiry of 72 hours after the same is put into the post.

15. If any one or more of the provisions of this Guarantee, or any part thereof, shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such provision shall to the extent required by such law be severed from this Guarantee and rendered ineffective so far as is possible, without vitiating any of the other provisions of this Guarantee, which shall remain in full force, validity and effect, where, however, the provisions of any such applicable law may be waived, they are hereby waived to the full extent permitted by such law to the end that this Guarantee shall be valid, binding and enforceable in accordance with its terms.

16. This Guarantee and the rights and obligations of the parties hereunder shall be governed in all respects by and be construed and interpreted in all respects in accordance with the laws of Hong Kong.

17. The Guarantors hereby jointly and severally irrevocably agree that any legal action or proceeding with respect to this Guarantee may be brought in the Hong Kong courts or any other competent court as the Company may elect, and the Guarantors hereby submit to the non-exclusive jurisdiction of such courts and hereby irrevocably appoints the Customer at its registered office for the time being as their agent to accept service of any proceedings in respect hereof. Service of legal process on the Customer shall be deemed to constitute service on the Guarantors.

       IN WITNESS where of this Guarantee has been duly executed by the Guarantors the date first above written.

                              DETAILS OF GUARANTORS

NAMES                                   I/D NO.                ADDRESSES
-----                                   -------                ---------
SIGNED, SEALED and DELIVERED

By /s/ Newcourt Leasing Corporation

in the presence of:-



SIGNED, SEALED and DELIVERED

By Mail.com, Inc

/s/ Gerald Gorman

Gerald Gorman

Chairman and CEO



in the presence of:-

/s/ David Ambrosia

David Ambrosia

EVP, General Counsel and Secretary



SIGNED, SEALED and DELIVERED

by

in the presence of:-

SIGNED, SEALED and DELIVERED

by

In the presence of:-




SIGNED by

for and on behalf of

                           Limited


in the presence of:-                               -----------------------------
                                                   (Authorised Signatory)